UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2009

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2009, Converted Organics Inc. (the "Company") entered into amendments (the "Amendments") to its secured convertible debentures in principal amount of a total of $4,500,000 (the "Debentures"), dated January 24, 2008 by and between the Company and each of Professional Offshore Opportunity Fund, Ltd, Professional Traders Fund, LLC and High Capital Funding, LLC (the "Debenture holders").

The Amendments provide, among other items, for the following:

(i) the maturity date of the Debentures, which was January 24, 2009, be extended until July 24, 2009;

(ii) until such amended maturity date, the Company is not required to pay interest on the Debentures;

(iii) at any time prior to the amended maturity date, the Debenture holders may convert the principal amount of the Debentures into shares of Company common stock at the default conversion price included in the Debentures, calculated as of the date of any such conversion, such default conversion price being equal to 70% of the average of the three lowest closing prices of the Company’s common stock during the twenty-day trading period immediately prior to the notice of conversion;

(iv) the Debenture holders have agreed that they will not sell shares of Company common stock on any trading day in an amount greater than 15% of the daily volume of the Company’s common stock for such trading day as reported by the NASDAQ Stock Market; provided that such limitation shall not apply at any time at which the Company’s common stock is trading at above $3.25 per share;

(v) the Company agreed that so long as any principal or interest is due under the Debentures, unless the Debenture holders consent in writing, the Company will not complete any financing arrangement for greater than $2.0 million; provided that such prohibition shall not be applicable if the principal amount of the Debentures outstanding on the closing of any financing is less than $2,000,000;

(vi) in connection with the Debenture holders agreeing to execute the Amendments, the Company issued an aggregate of 200,000 shares of its restricted Company common stock; and

(vii) the Debenture holders agreed to waive any and all events of default that occurred prior to the execution of this Amendments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

January 29, 2009	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO